UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

Twilio Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Beale Street, Suite 300
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 390-2337
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2017, the Compensation Committee of the Board of Directors of Twilio Inc. (the “Company”) approved an award of a special one-time cash bonus to Ms. Karyn Smith, the Company’s General Counsel, in the amount of $125,000, to be paid in accordance with the Company’s normal payroll practices and subject to applicable employee tax withholding. The cash bonus was awarded to Ms. Smith in recognition of her services and contribution to the Company as its interim Chief People Officer.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2017, the Company held its 2017 Annual Meeting of Stockholders (the “Meeting”). The Company’s stockholders voted on three proposals at the Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2017. Holders of the Company’s Class A Common Stock were entitled to one vote for each share held as of the close of business on April 17, 2017 (the “Record Date”) and holders of the Company’s Class B Common Stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A Common Stock and Class B Common Stock voted as a single class on all matters. Present at the Meeting in person or by proxy were holders of 74,401,489 shares of Class A and Class B Common Stock, together representing a total of 262,702,253 votes, or more than 75% of the eligible votes as of the Record Date, and constituting a quorum. The final results with respect to each such proposal are set forth below:

Proposal 1 — Election of Directors.

The stockholders elected each of the two persons named below as Class I directors to serve until the 2020 annual meeting of stockholders and until their successors are duly elected and qualified. The results of such vote were:

	Votes For	Votes Withheld	Broker Non-Votes
Richard Dalzell	236,512,505	5,006,805	21,182,943
Erika Rottenberg	233,672,644	7,846,666	21,182,943

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The results of such vote were:

For	Against	Abstain
262,132,516	370,600	199,137

Proposal 3 — To ratify the Company’s 2016 Stock Option and Incentive Plan.

The stockholders ratified the Company’s 2016 Stock Option and Incentive Plan to preserve the Company’s ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
221,883,260	19,542,689	93,361	21,182,943

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

Date: June 15, 2017	By:	/s/ Lee Kirkpatrick
	Name:	Lee Kirkpatrick
	Title:	Chief Financial Officer

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